# Pearl Resources Inc.

**6608 N. Western #405**
**OKC, OK 73116**
Phone: (405) 760-4040, Fax: (405)842-1636

September 27, 2007

Osage Exploration and Development, Inc.
888 Prospect Street, Suite 210
La Jolla, CA 92037
Attn: Kim Bradford, President and CEO

Re: Extension on Purchase and Sale Agreement

Pearl Resources & Charles Volk entered into a certain Purchase and Sale Agreement dated January 16, 2006 which was amended on March 23, 2007 as between Pearl Resources and Osage Energy Corp.

This agreement, by mutual consent, extends the obligations of Osage Exploration and Development, Inc. as more fully described in the January 16, 2006 and March 23, 2007 agreements to June 30, 2008. This extension may be further extended, by mutual agreement of both parties prior to June 30, 2008

Pearl Resources

DATE: 9-27-07

By: Don Boyce
Title: President